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                                                                      Exhibit 12

                   GTE NORTHWEST INCORPORATED AND SUBSIDIARY
        STATEMENT OF THE CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

                             (Thousands of Dollars)


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
                                                      Nine Months Ended
                                                      September 30, 1996
                                                      ------------------
Net earnings available for fixed charges:
  Income from continuing operations                         $134,444
  Add - Income taxes                                          72,812
      - Fixed charges                                         42,215
                                                            --------
Adjusted earnings                                           $249,471
                                                            ========

Fixed charges:
  Interest expense                                          $ 39,531
  Portion of rent expense
     representing interest                                     2,684
                                                            --------
Adjusted fixed charges                                      $ 42,215
                                                            ========

RATIO OF EARNINGS TO FIXED CHARGES                              5.91
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